SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIRECT GENERAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	62-1564496

(State of incorporation or organization)	(I.R.S. Employer
Identification Number)

1281 Murfreesboro Road, 5-01
Nashville, Tennessee	37217

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-105505

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

(Title of class)

Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Item 2. EXHIBITS
SIGNATURE
EXHIBIT INDEX

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the Registrant’s common stock, no par value per share, is set forth under the heading “Description of Capital Stock” in the prospectus forming part of its Registration Statement on Form S-1 (Registration No. 333-105505) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 23, 2003, and as amended from time to time, which information is incorporated by reference herein. The final Prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing, shall be deemed to be incorporated by reference herein.

Item 2.	EXHIBITS

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1*	Form of Second Amended and Restated Charter of Direct General Corporation

3.2***	Form of Amended and Restated Bylaws of Direct General Corporation

4.1**	Specimen stock certificate representing the common stock, no par value per share of Direct General Corporation

4.2*	Series A Convertible Preferred Securities Purchase Agreement by and among Direct General Corporation, SSM Venture Partners, L.P., Noro-Moseley Partners II, L.P. and David F. Bellet dated as of December 2, 1994 as amended by the Amendment to Securities Purchase Agreement dated as of November 25, 1996

4.3*	Series B Convertible Preferred Stock Purchase Agreement by and among Direct General Corporation and Eldon Capital Partners, L.P. dated as of November 18, 1996

4.4*	Series B Convertible Preferred Stock Purchase Agreement by and among Direct General Corporation and Eldon Capital Partners (International), L.P. dated as of November 18, 1996

4.5*	Common Stock Purchase Warrant for Eldon Capital Incorporated dated as of November 26, 1996

*	Filed with the Registration Statement on Form S-1 (Registration No. 333-105505), dated May 23, 2003.

**	Filed with Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 1, 2003.

***	Filed with Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 8, 2003.

2

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIRECT GENERAL CORPORATION

Date: August 8, 2003	By: /s/ Tammy R. Adair

Name: Tammy R. Adair
Title: Executive Vice President

3

EXHIBIT INDEX

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1*	Form of Second Amended and Restated Charter of Direct General Corporation

3.2***	Form of Amended and Restated Bylaws of Direct General Corporation

4.1**	Specimen stock certificate representing the common stock, no par value per share of Direct General Corporation

4.2*	Series A Convertible Preferred Securities Purchase Agreement by and among Direct General Corporation, SSM Venture Partners, L.P., Noro-Moseley Partners II, L.P. and David F. Bellet dated as of December 2, 1994 as amended by the Amendment to Securities Purchase Agreement dated as of November 25, 1996

4.3*	Series B Convertible Preferred Stock Purchase Agreement by and among Direct General Corporation and Eldon Capital Partners, L.P. dated as of November 18, 1996

4.4*	Series B Convertible Preferred Stock Purchase Agreement by and among Direct General Corporation and Eldon Capital Partners (International), L.P. dated as of November 18, 1996

4.5*	Common Stock Purchase Warrant for Eldon Capital Incorporated dated as of November 26, 1996

*	Filed with the Registration Statement on Form S-1 (Registration No. 333-105505), dated May 23, 2003.

**	Filed with Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 1, 2003.

***	Filed with Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-105505), dated August 8, 2003.

4